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                                                        EXHIBIT 23

                                 CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the registration state-ments on Form S-3 (Registration Statement Nos. 2-79851, 2-94851, 33-2956, 33-9303, 33-16874, 33-22347 and 33-47497) of American Express Credit
Corporation and in the related prospecti of our report dated February 3, 1994, with respect to the consolidated financial statements and schedules of American Express Credit Corporation included in this Annual Report on Form 10-K for the year ended December 31, 1993.



                   By:     /s/ Ernst & Young
                           -----------------
                           ERNST & YOUNG


New York, New York
March 30, 1994